UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2005

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-50499 (Commission File Number)	01-0616769 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 24, 2005, the Registrant’s stockholders approved an amendment, which was previously approved by the Board of Directors subject to stockholder approval, to the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “Plan”) providing for an increase in the number of shares of common stock of the Registrant (“Common Stock”) available for awards under the Plan in the amount of 8 million shares of Common Stock and, subject to the maximum number of shares of Common Stock available under the Plan, an increase in the number of shares available for restricted stock awards from 6.5 million to 8 million and an increase in the number of shares available for unrestricted stock awards from 6.5 million to 8 million.

     The foregoing description of the amendment to the Plan is qualified by reference to the complete text of the Plan, as amended, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit	Description
10.1	Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: March 2, 2005	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan, as amended.